                                                                     Exhibit 5.1

                       [Hogan & Hartson L.L.P. Letterhead]



                                 August 11, 2000



Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City, Arlington, Virginia  22202


Ladies and Gentlemen:

                  We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed issuance of up to 161,765 shares of the Company's common stock, par value $.01 per share (together with the Rights (as defined below), the "Shares"), and up to 161,765 associated preferred stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement (as defined below), which may be issued if and to the extent that the holders of 161,765 units of limited partnership interest (the "Units") in Charles E. Smith Residential Realty L.P. (the "Operating Partnership") tender such Units for redemption. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. An executed copy of the Stock and Debt Contribution and Purchase Agreement, dated as of August 11, 1999, by and among (i) the Operating Partnership, (ii) Consolidated Engineering Services Partnership, (iii) The Kirlin Family Partnership, (iv) John J. Kirlin,
                           (v) Mary Ann Kirlin, (vi) Kirlin Enterprises, Inc.,
                           (vii) Timothy J. Kirlin, (viii) Thomas J. Kirlin,
                           (ix) Mary Ann K. Huntington, (x) John P. Kirlin II,
                           (xi) Combustioneer Corporation and (xii) AAS
                           Environmental, Inc.

                  3. The Amended and Restated Articles of Incorporation (the "Articles") of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on August 7, 2000 and by the

Board of Directors
Charles E. Smith Residential Realty, Inc.
August 11, 2000
Page 2


                           Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  5. The Certificate of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of State of the State of Delaware on August 7, 2000 and by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate, and in effect.

                  6. The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate, and in effect (the "Partnership Agreement").

                  7. An executed copy of the Rights Agreement (the "Rights Agreement"), dated as of December 2, 1998, between the Company and First Union National Bank, as rights agent (the "Rights Agent").

                  8. Resolutions of the Board of Directors of the Company adopted at a meeting held on July 21, 1998, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  9. Resolutions of the Executive Committee of the Board of Directors of the Company adopted at a meeting held on August 9, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  10. Resolutions of the Board of Directors of the Company adopted at a meeting held on December 2, 1998, as certified by the Secretary of the Company as of the date hereof as being complete, accurate and in effect, authorizing, among other things, the distribution of the Rights to holders of record of the Company's common stock, par value $.01 per share, as of the close of business on December 14, 1998, the

Board of Directors
Charles E. Smith Residential Realty, Inc.
August 11, 2000
Page 3


                           appointment of First Union National Bank as Rights Agent, and the listing of the Rights on the Exchange.

                  In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have assumed that (i) the Rights Agent has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Rights Agreement, (ii) the Rights Agent has duly authorized, executed and delivered the Rights Agreement, (iii) the Rights Agent is validly existing and in good standing in all necessary jurisdictions, (iv) the Rights Agreement constitutes a valid and binding obligation, enforceable against the Rights Agent in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Rights Agreement and (vi) the Rights will be issued in accordance with the Rights Agreement. In addition, we have assumed that the Shares will not be issued in violation of the ownership limit contained in the Articles. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and
(ii) issuance of the Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares upon redemption of the Units as contemplated thereby, the Shares will be validly issued, fully paid, and nonassessable.

                  The opinion set forth above, insofar as it relates to the Rights, is limited to the valid issuance of the Rights under the Maryland General Corporation Law, as amended.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to

Board of Directors
Charles E. Smith Residential Realty, Inc.
August 10, 2000
Page 3


advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/  Hogan & Hartson L.L.P.
                                             HOGAN & HARTSON L.L.P.